EXHIBIT 10.19


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made between USA Direct, Inc., a ____________ corporation ("USA Direct"), and Schoolpop, Inc., a Delaware corporation ("Schoolpop").

                                       I.

                                    RECITALS

         A. USA Direct and Schoolpop entered into that certain Memorandum of Understanding dated September 1, 2004 (the "Memorandum");

         B. Pursuant to the terms and conditions of the Memorandum, Schoolpop
(i) paid USA Direct the amount of $78,779.41 upon execution of the Memorandum and (ii) executed a Confession of Judgment Note payable to USA Direct in the amount of $123,511.41 (the "Note");

         C. On September 2, 2004, Schoolpop paid USA Direct the amount of $11,228.31, which represented the first installment payment under the Note (the "First Note Payment"); and

         D. USA Direct and Schoolpop wish to enter into this Agreement in full settlement and discharge of all claims and obligations between the parties including those arising out of the subject matter of the Memorandum.

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                                      II.

                                    AGREEMENT

         Based upon the Recitals set forth above, and in consideration of the mutual promises and other consideration described below, it is agreed as follows:

         1.0      RELEASE AND DISCHARGE
                  ---------------------

                  1.1 Subject to satisfaction of the terms of this Agreement, USA Direct on its own behalf and on behalf of its past and present officers, directors, employees, agents, servants, stockholders, attorneys, representatives, insurers, subsidiaries, affiliates, and partners, predecessors, parent companies and assigns, and all other persons, firms, and corporations with whom any of the former have been or may hereafter be affiliated, completely releases and forever discharges Schoolpop and each of its past and present officers, directors, employees, agents, servants, stockholders, attorneys, representatives, insurers, subsidiaries, affiliates, and partners, predecessors, parent companies and assigns and all other persons, firms, and corporations with whom any of the former have been or are now affiliated, from any and all past or present claims, demands, obligations, actions, causes of action, rights, damages, claims for punitive damages, costs, expenses, attorneys' fees and payments of any nature whatsoever, whether based on a tort, contract or other theory of recovery that USA Direct now has, or that he, she, it or they may hereafter accrue or that he, she, it or they may otherwise acquire on account of, or that in any way arise out of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, including, but not limited to, the subject matter of the Memorandum.

                  1.2 Subject to satisfaction of the terms of this Agreement, Schoolpop completely release and forever discharges USA Direct from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, claims for punitive damages, costs, expenses, attorneys' fees and payments of any nature whatsoever, whether based on a tort, contract or other theory of recovery that they now have, or may hereafter accrue or acquire on account of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, including, but not limited to, the subject matter of the Memorandum.

                  1.3 USA Direct and Schoolpop acknowledge and agree that this Agreement is a general release, and they expressly assume the risk that by entering into this Agreement, they forever waive claims that they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement.

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                  1.4 It is understood and agreed by USA Direct and Schoolpop that this Agreement is a compromise of disputed claims, and that the agreement to provide the consideration set forth below is not to be construed as an admission of liability by any party, each of whom expressly denies any liability.

         2.0      MONETARY CONSIDERATION FROM SCHOOLPOP
                  -------------------------------------

                  2.1 Schoolpop has agreed to pay USA Direct the sum of $100,000.00 as follows: (a) Schoolpop must pay USA Direct the sum of $8,333.33 upon the execution of this Agreement by USA Direct and Schoolpop and; (b) Beginning the last day of the month following the month of execution of this Agreement, Schoolpop must pay USA Direct the sum of $8,333.33 on or before the last day of each month, until the entire $100,000.00 balance is paid in full.

                  2.2 Schoolpop must pay the sums described in section 2.1 by delivering a check payable to USA Direct, Inc. by overnight mail or personal service to:

                                  USA Direct, Inc.
                                  2901 Blackbridge Road
                                  York, PA 17402

         3.0      DELIVERY OF NOTE
                  ----------------

                  3.1 Upon execution of this Agreement, USA Direct agrees to promptly mail to Harris Cramer LLP, as counsel for Schoolpop, the original Note marked "Paid in Full".

         4.0      DEFAULT
                  -------

                  4.1 In the event that Schoolpop fails to make any of the payments pursuant to Section 2 when due, Schoolpop shall immediately pay to USA Direct all sums that would otherwise have been due under the Note (as if it was then in effect), provided that Schoolpop shall be credited with the First Note Payment and any additional amounts received by USA Direct pursuant to this Agreement. Notwithstanding the preceding, if Schoolpop shall fail to timely pay in accordance with Section 2, for the first two of such failures only, USA Direct shall provide written notice to Schoolpop and Schoolpop shall have 10 days to cure such default.

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         5.0      REPRESENTATIONS, HOLD HARMLESS AND INDEMNITIES
                  ----------------------------------------------

                  5.1 USA Direct and Schoolpop represent that they have not assigned, conveyed, or transferred to any person or any entity all or any portion of the matters released herein. USA Direct and Schoolpop agree to indemnify and hold the other harmless as a result of any such assignment, conveyance or transfer.

         6.0      GOVERNING LAW
                  -------------

                  6.1 This Agreement is to be construed and interpreted in accordance with the laws of the State of Georgia.

         7.0      ENTIRE AGREEMENT
                  ----------------

                  7.1 USA Direct and Schoolpop declare and represent that no promises, inducements, or other agreements not expressly contained herein have been made with regard to the settlement of the claims arising from subject matter of the Memorandum; that this Agreement contains the entire agreement between the parties hereto with respect to the subject matter of the Memorandum; and that the terms of this Agreement are contractual and not recitals only. All prior agreements and understandings, whether oral or in writing, concerning the matters set forth herein are expressly superceded hereby and are of no further force or effect. This Agreement may not be supplemented, altered, amended, or modified in any respect except by a writing duly executed by both parties.

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         8.0      BINDING EFFECT
                  --------------

                  8.1 This Agreement shall inure to the benefit of each party hereto and benefit thereby their predecessors, successors, subsidiaries, affiliates, representatives, agents, officers, directors, employees, and personal representatives, past, present and future.

                  8.2 This Agreement shall not be not effective until signed by both parties.

         9.0      SEVERABILITY
                  ------------

                  9.1 If any provision or any part of any provision of this Agreement is for any reason held to be invalid, unenforceable or contrary to any public policy, law, statute and/or ordinance, then the remainder of this Agreement shall not be affected thereby and shall remain valid and fully enforceable.

         10.0     COUNTERPARTS
                  ------------

                  10.1 This Agreement may be executed in counterparts, and all such executed counterparts shall constitute an agreement which shall be binding upon the parties hereto, notwithstanding that the signatures of all parties and parties' designated representatives do not appear on the same page. Signatures may be original or facsimile.

         11.0     SUBSEQUENT ACTIONS BETWEEN PARTIES
                  ----------------------------------

                  11.1 Except as otherwise stated in this Agreement, if any action is required to be taken by USA Direct or Schoolpop to enforce the terms of this Agreement, the parties consent to the exclusive jurisdiction of a Court of competent jurisdiction in Gwinnett County Georgia. The prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs.

         12.0     AUTHORIZATION
                  -------------

                  12.1 USA Direct and Schoolpop represent and warrant that they are authorized to enter into this Agreement.


                            [Signatures On Next Page]

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                                          SCHOOLPOP, INC.

Dated:    January___, 2005                By: _______________________________
                                                      Paul Robinson
                                          Its: Chief Executive Officer

                                          USA DIRECT, INC.

                                          By: _______________________________
                                               ______________________________
Dated:    January___, 2005                Its: ______________________________


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